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EXHIBIT 11.0



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                            STORAGE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                               (In thousands, except per share amounts)
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                                                  December 30,   December 31,   December 25,
                                                      1994           1993           1992
                                                  ------------   ------------   ------------
PRIMARY (a)
Earnings
  Income (loss) before cumulative
    effect of accounting change                       $41,437      ($117,796)        $9,334
  Cumulative effect on prior years of change
    in method of accounting for income taxes                          40,000
                                                  ------------   ------------   ------------
  Net income (loss)                                    41,437        (77,796)         9,334
  Preferred dividend requirement                       12,075          9,805
                                                  ------------   ------------   ------------
  Income (loss) applicable to common shares           $29,362       ($87,601)        $9,334
                                                  ============   ============   ============

Shares
  Weighted average common shares outstanding           43,771         42,800         42,231
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                            742                         1,116
                                                  ------------   ------------   ------------
  Weighted average common shares
    and equivalents                                    44,513         42,800         43,347
                                                  ============   ============   ============

Earnings (loss) per common share
  Income (loss) before cumulative
    effect of accounting change                         $0.66         ($2.98)         $0.22
  Cumulative effect on prior years of change
    in method of accounting for income taxes             0.00           0.93
                                                  ------------   ------------   ------------
                                                        $0.66         ($2.05)         $0.22
                                                  ============   ============   ============



FULLY DILUTED (b)
Earnings
  Income (loss) before cumulative
    effect of accounting change                       $41,437      ($117,796)        $9,334
  Adjustment for interest and amortization
    of debt issue costs on 8% Convertible
    Debentures, net of estimated tax effects           10,273         10,627         11,573
                                                  ------------   ------------   ------------
  Income (loss) before cumulative effect
    of accounting change, as adjusted                  51,710       (107,169)        20,907
  Cumulative effect on prior years of change
    in method of accounting for income taxes                          40,000
                                                  ------------   ------------   ------------
  Net income (loss), as adjusted                      $51,710       ($67,169)       $20,907
                                                  ============   ============   ============

Shares
  Weighted average common shares outstanding           43,771         42,800         42,231
  Dilutive effect of outstanding options
    and warrants (as determined under
    the treasury stock method)                            742          1,029          1,116
  Adjustment for shares issuable upon assumed
    conversion of $3.50 Convertible
    Exchangeable Preferred Stock                        7,340          5,995
  Adjustment for shares issuable upon assumed
    conversion of 8% Convertible Debentures             4,132          4,132          4,132
                                                  ------------   ------------   ------------
  Weighted average common shares
    and equivalents, as adjusted                       55,985         53,956         47,479
                                                  ============   ============   ============

Earnings (loss) per common share
  Income (loss) before cumulative
    effect of accounting change                         $0.92         ($1.99)         $0.44
  Cumulative effect on prior years of change
    in method of accounting for income taxes             0.00           0.75
                                                  ------------   ------------   ------------
                                                        $0.92         ($1.24)         $0.44
                                                  ============   ============   ============

(a) These figures agree with the related amounts in the Consolidated Statement of Operations.
(b) This calculation is submitted in accordance with Regulation S-K, Item 601(b)(11) although it is contary to paragraph 40 of APB Opinion No. 15, because it produces an anti-dilutive result.

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